                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is made and entered into as of the 27th day of April, 2000, by INTERACT COMMERCE CORPORATION, a Delaware corporation (hereinafter called "Debtor"), whose chief executive office is located at 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258, in favor of IMPERIAL BANK, a California banking corporation, and its successors and assigns (hereinafter called "Secured Party"), whose address is 400 East Van Buren, Suite 900, Phoenix, Arizona 85004.

1.       SECURITY INTEREST

         Debtor hereby grants to Secured Party a security interest (hereinafter called the "Security Interest") in all of Debtor's right, title and interest in and to the personal property described on Schedule "A" attached hereto (the "Collateral").

2.       OBLIGATION SECURED

         The Security Interest shall secure, in such order of priority as Secured Party may elect:

                  (a) Payment of the sum of $4,000,000.00 according to the terms of that Revolving Promissory Note of even date herewith, made by Debtor, payable to the order of Secured Party, evidencing a revolving line of credit, all or any part of which may be advanced to Debtor, repaid by Debtor and readvanced to Debtor, from time to time, subject to the terms and conditions thereof, with interest thereon, extension and other fees, late charges and attorneys' fees, according to the terms thereof, and all extensions, modifications, renewals, restatements or replacements thereof (hereinafter called the "Note");

                  (b) Payment, performance and observance by Debtor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Collateral or any part thereof;

                  (c) Payment, performance and observance by Debtor of each covenant, condition, provision and agreement contained in that Credit Agreement of even date herewith, by and between Debtor and Secured Party (as extended, modified, renewed, restated or replaced hereinafter called the "Credit Agreement") and in any other document or instrument related to the indebtedness described in subparagraph (a) above and of all monies expended or advanced by Secured Party pursuant to the terms thereof or to preserve any right of Secured Party thereunder;

                  (d) Payment and performance of any and all other indebtedness, obligations and liabilities of Debtor to Secured Party of every kind and character,


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         direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

All of the indebtedness and obligations secured by this Agreement are hereinafter collectively called the "Obligation."

3.       USE; LOCATION; CONSTRUCTION

         3.1 The Collateral is or will be used or produced primarily for business purposes.

         3.2 The Collateral will be kept at Debtor's address set forth at the beginning of this Agreement and/or at the location(s) listed on Schedule "B", if any, attached hereto.

         3.3 Debtor's records concerning the Collateral will be kept at Debtor's address set forth at the beginning of this Agreement and/or at the location(s) listed on Schedule "B", if any, attached hereto.

4.       REPRESENTATIONS AND WARRANTIES OF DEBTOR

         Debtor hereby represents and warrants that:

         4.1 Debtor is the owner of the Collateral free of all security interests or other encumbrances except the Security Interest and, to the best knowledge of Debtor, no financing statement covering the Collateral is filed or recorded in any public office except with respect to any Permitted Liens (as defined in the Credit Agreement).

         4.2 The Collateral is, and is intended to be, used, produced or acquired by Debtor for use primarily for business purposes. The address of Debtor set forth at the beginning of this Agreement is the chief executive office of Debtor.

         4.3 Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same (hereinafter called "Obligor"), and, assuming Secured Party files with the Arizona Secretary of State and Patent and Trademark Office, the security interests that are part of each item of chattel paper included in the Collateral are valid, first and prior perfected security interests. To the best knowledge of Debtor, each Obligor is solvent, and the amount that Debtor has represented to Secured Party as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable; no Obligor has any valid defense, setoff, claim or counterclaim against Debtor that can be asserted against Secured Party whether in any proceeding to enforce the Security Interest or otherwise. Each document, instrument and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. No default has occurred in connection with any instrument, document or chattel paper included in the Collateral, no payment in connection therewith is overdue and no presentment, dishonor or protest has


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occurred in connection therewith, except, in each case, in the ordinary course of business and in amounts properly reserved for in Debtor's financial statements.

5.       COVENANTS OF DEBTOR

         5.1 Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein (except as permitted herein) without obtaining the prior written consent of Secured Party and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest and any Permitted Liens. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale of the Collateral; provided, however, that Debtor can sell or dispose of the Collateral in the ordinary course of business.

         5.2 Debtor shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance or regulation or any policy of insurance insuring the Collateral.

         5.3 Debtor shall provide and maintain insurance insuring the Collateral against risks, with coverage and in form and amount satisfactory to Secured Party. At Secured Party's request, Debtor shall deliver to Secured Party the original policies of insurance containing endorsements naming Secured Party as a loss payee.

         5.4 Debtor shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral.

         5.5 Debtor shall prevent any portion of the Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

         5.6 Debtor shall keep all titled vehicles properly registered with and licensed, shall provide Secured Party with the license numbers of all titled vehicles, and if requested by Secured Party shall cause the Security Interest to be shown as a valid first lien on the Certificate of Title.

         5.7 Debtor, upon demand, shall promptly deliver to Secured Party all instruments, documents and chattel paper included in the Collateral and all invoices, shipping or delivery records, purchase orders, contracts or other items related to the Collateral. Debtor shall notify Secured Party immediately of any default by any Obligor in the payment or performance of its obligations with respect to any Collateral if such default could be reasonably expected to have a Material Adverse Effect on Debtor.

         5.8 Debtor shall give Secured Party immediate written notice of any change in the location of: (i) Debtor's chief executive office; (ii) the Collateral or any part thereof; or (iii) Debtor's records concerning the Collateral.

         5.9 Secured Party or its agents may inspect the Collateral at reasonable times and may enter into any premises where the Collateral is or may be located. Debtor shall keep records


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concerning the Collateral in accordance with generally accepted accounting principles. Secured Party shall have free and complete access to Debtor's records and shall have the right to make extracts therefrom or copies thereof. Upon request of Secured Party from time to time, Debtor shall submit up-to-date schedules of the items comprising the Collateral in such detail as Secured Party may reasonably require and shall deliver to Secured Party confirming specific assignments of all accounts, instruments, documents and chattel paper included in the Collateral.

         5.10 Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder, and the Collateral against all claims and demands of other parties, including without limitation defenses, setoffs, claims and counterclaims asserted by any Obligor against Debtor and/or Secured Party. Debtor shall pay all claims and charges that in the opinion of Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

         5.11 Assuming Secured Party files with the Arizona Secretary of State and Patent and Trademark Office, the Security Interest, at all times, shall be perfected and shall be prior to any other interests in the Collateral, except for Permitted Liens. Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

         5.12 If Debtor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Collateral free from other security interests, encumbrances or claims, to keep the Collateral in good condition and repair, to procure and maintain insurance thereon, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform; Secured Party is hereby authorized to enter upon any property in the possession or control of Debtor for such purposes.

         5.13 All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by the Security Interest, shall bear interest at the Default Rate (as defined in the Credit Agreement) until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.


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6.       NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL
         BY DEBTOR

         6.1 Secured Party, after the occurrence of any Event of Default, defined below, and with prior written notice to Debtor, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Secured Party. Until Secured Party has notified the Obligors to remit payments directly to it, Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and monies due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper. Secured Party shall not be liable or responsible for any embezzlement, conversion, negligence or default by Debtor or Debtor's agents with respect to such collections; all agents used in such collections shall be agents of Debtor and not agents of Secured Party. Unless Secured Party notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Debtor after the occurrence of an Event of Default, before or after notification to Obligors, shall be held by Debtor in trust for Secured Party in the same form in which received, shall not be commingled with any assets of Debtor and shall be turned over to Secured Party not later than the next business day following the day of receipt. After the occurrence of an Event of Default, all payments and other proceeds of Collateral received by Secured Party directly or from Debtor shall be applied to the Obligation in such order and manner and at such time as Secured Party, in its sole discretion, shall determine. In addition, after the occurrence of an Event of Default, Debtor shall promptly notify Secured Party of the return to or possession by Debtor of goods underlying any Collateral; Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

         6.2 Secured Party, after the occurrence of an Event of Default and without notice to Debtor, may demand, collect and sue on the Collateral (either in Debtor's or Secured Party's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral; Debtor hereby irrevocably appoints Secured Party its attorney in fact for all such purposes.

         6.3 Until the occurrence of an Event of Default, Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business provided that all sales shall be at commercially reasonable prices; and (ii) subject to Paragraphs 6.1 and 6.2 above, retain possession of any other Collateral and use it in any lawful manner consistent with this Agreement.

7.       COLLATERAL IN THE POSSESSION OF SECURED PARTY

         7.1 Secured Party shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. Secured Party, however, shall have no liability for the loss, destruction or disappearance of any Collateral unless there is affirmative proof of a lack of due care; the lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.


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
         7.2 Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; Secured Party shall not be obligated to take any such actions whether or not the Collateral is in Secured Party's possession. Debtor waives presentment and protest with respect to any instrument included in the Collateral on which Debtor is in any way liable and waives notice of any action taken by Secured Party with respect to any instrument, document or chattel paper included in any Collateral that is in the possession of Secured Party.

8.       EVENTS OF DEFAULT; REMEDIES

         8.1 The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

                  (a) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement, and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days after notice thereof to Debtor.

                  (b) Any warranty, representation or statement contained in this Agreement that shall be or shall prove to have been false when made or furnished.

                  (c) Any levy or execution upon, or judicial seizure of, any portion of the Collateral or any other collateral or security for the Obligation.

                  (d) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance against, any portion of the Collateral or any other collateral or security for the Obligation that is not removed and released within fifteen (15) days after its creation, except for Permitted Liens.

                  (e) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of the Collateral or any other collateral or security for the Obligation, that is not dismissed within fifteen (15) days after its institution, except for Permitted Liens.

                  (f) The abandonment by Debtor of all or any part of the Collateral.

                  (g) The loss, theft or destruction of, or any substantial damage to, any portion of the Collateral or any other collateral or security for the Obligation, that is not adequately covered by insurance.

                  (h) The occurrence of any event of default under the Note, the Credit Agreement or any other document or instrument executed or delivered in connection with the Obligation.

         8.2 Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:


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
                  (a) Declare all or any part of the Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

                  (b) Without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, enter upon any property occupied by or in the control of Debtor. Debtor, upon demand by Secured Party, shall assemble the Collateral and deliver it to Secured Party or to a place designated by Secured Party that is reasonably convenient to both parties.

                  (c) Operate the business of Debtor as a going concern, including, without limitation, extend sales or services to new customers and advance funds for such operation. Secured Party shall not be liable for any depreciation, loss, damage or injury to the Collateral or other property of Debtor as a result of such action. Debtor hereby waives any claim of trespass or replevin arising as a result of such action.

                  (d) Pursue any legal or equitable remedy available to collect the Obligation, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

                  (e) Upon obtaining possession of the Collateral or any part thereof, after written notice to Debtor as provided in Paragraph 8.4 herein, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all reasonable expenses of Secured Party in taking, storing, repairing and selling the Collateral (including reasonable attorneys' fees) shall be applied to the payment of the Obligation, and any surplus thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Obligation, Debtor, upon demand, shall promptly pay the amount of such deficiency to Secured Party.

         8.3 Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

         8.4 Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Debtor at least five (5) days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

         8.5 Debtor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by


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Secured Party in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and by all deeds of trust and other lien and security documents securing the Obligation. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

         8.6 In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

9.       MISCELLANEOUS PROVISIONS

         9.1 The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest; Secured Party may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

         9.2 Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or
(iv) release any part of the Collateral from the Security Interest.

         9.3 Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling;
(iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension,


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
dishonor, protest, demand and nonpayment, relating to the Obligation; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

         9.4 The terms herein shall have the meanings in and be construed under the Uniform Commercial Code. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California, except to the extent Secured Party has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Secured Party of any such rights and remedies as may be available under Federal law. Subject to the provisions of Section 10.6 of the Credit Agreement, each party consents to the personal jurisdiction and venue of the state courts located in Los Angeles, State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in the Superior Court of Los Angeles County, California. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement or any of the Credit Documents as defined in the Credit Agreement.

         9.5 No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by Debtor and a duly authorized officer of Secured Party.

         9.6 This is a continuing Agreement which shall remain in full force and effect until actual receipt by Secured Party of written notice of its revocation as to future transactions and shall remain in full force and effect thereafter until all of the Obligation incurred before the receipt of such notice, and all of the Obligation incurred thereafter under commitments extended by Secured Party before the receipt of such notice, shall have been paid and performed in full.

         9.7 No setoff or claim that Debtor now has or may in the future have against Secured Party shall relieve Debtor from paying or performing the Obligation.

         9.8 Time is of the essence hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Secured Party" shall include not only the original Secured Party hereunder but also any future owner and holder, including pledgees, of note or notes evidencing the Obligation. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         9.9 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.


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
         9.10 A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

         9.11 Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                         INTERACT COMMERCE CORPORATION, a
                                         Delaware corporation



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------
                                                                       DEBTOR


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
                                  SCHEDULE "A"

                             COLLATERAL DESCRIPTION


         All of the property described below in, to or under which Debtor now has or hereafter acquires any right, title or interest, whether present, future or contingent, and in Debtor's expectancy to acquire such property (all of the property described on this schedule is herein called the "Collateral"):

                  1. All accounts, general intangibles, instruments, documents and chattel paper (including all accounts receivable, notes, drafts, lease agreements and security agreements), and all goods, if any, represented thereby, whether now existing or hereafter acquired or created from time to time in the course of Debtor's business;

                  2. All inventory now owned or hereafter acquired, including all goods held for sale or lease in Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in Debtor's business (whether or not the inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse);

                  3. All equipment now owned or hereafter acquired, including all furniture, fixtures, furnishings, vehicles (whether titled or non-titled), machinery, materials and supplies, wherever located, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof, together with all parts, accessories, attachments, additions thereto or replacements therefor;

                  4. All instruments, documents and chattel paper now held by or hereafter delivered to Secured Party, together with all property rights and security interests evidenced thereby, all increases thereof (including, without limitation, stock dividends), all profits therefrom and all transformations thereof, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof;

                  5. All tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;


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
                  6. All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;

                  7. Tradenames, trademarks, trademark applications, copyrights, copyright applications, service marks, domain names and the entire goodwill of or associated with the business now or hereafter conducted by the Debtor; provided, however, that Debtor shall not be required to register any copyrights on material it regards trade secrets;

                  8. All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

                  9. All accessions to any of the Collateral; and

                  10. All products and proceeds of the Collateral, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money.

All "Collateral Schedules," if any, attached hereto are hereby incorporated into this collateral description as if set forth here and at each reference thereto.


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
                                  SCHEDULE "B"

                                 OTHER ADDRESSES
                                   (Section 3)


1.       550 South Winchester Boulevard
         Suite 300
         San Jose, California  85128

2.       400 Country Club Road
         Suite 400
         Eugene, Oregon  97401

3.       8601 North Scottsdale Road
         Suite 200
         Scottsdale, Arizona 85258